Exhibit 10.3

Final Form

FORM OF AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2021, is made and entered into by and among Mirion Technologies, Inc., a Delaware corporation (the “Company”), GS Sponsor II LLC, a Delaware limited liability company (the “GS Sponsor Member”), GS Acquisition Holdings II Employee Participation LLC, a Delaware limited liability company (the “GS Employee Vehicle”, and together with the GS Sponsor Member, the “GS Founder Share Members”), GSAM Holdings LLC, a Delaware limited liability company (the “GS Equity Investor”), the Charterhouse Holders (as defined below) and the Target Shareholders (as defined below) listed on the signature pages hereto. Such Target Shareholders, together with the GS Founder Share Members, the GS Equity Investor and the Charterhouse Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Sections 6.2 or 6.10 of this Agreement are each referred to herein as a “Holder” and collectively the “Holders.”

RECITALS

WHEREAS, on June 29, 2020, the Company and the GS Sponsor Member entered into that certain Warrant Purchase Agreement (the “Warrant Purchase Agreement”), pursuant to which the GS Sponsor Member purchased 8,500,000 warrants (the “Sponsor Warrants”) in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering on June 29, 2020;

WHEREAS, on June 29, 2020, the Company and the GS Founder Share Members entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the GS Founder Share Members certain registration rights with respect to certain securities of the Company;

WHEREAS, the GS Founder Share Members own an aggregate of 18,750,000 shares of the Company’s Class A Common Stock (as defined below) received upon the conversion of a like amount of shares of the Company’s former Class B common stock (the “Founder Shares”);

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Business Combination Agreement, dated as of June 17, 2021 (the “Business Combination Agreement”), by and among the Company, Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares (“Mirion”), CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (collectively, the “Charterhouse Holders”), each of the other persons and entities set forth on Annex I thereto (together with the Charterhouse Holders, the “Supporting Company Holders”) and the other holders of ordinary shares of Mirion from time to time becoming a party thereto (each, a “Joining Seller” and collectively, the “Joining Sellers” and, together with each Supporting Company Holder, each, a “Target Shareholder,” and collectively, the “Target Shareholders”), the Founder Shares were converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), on a one-for-one basis;

WHEREAS, in connection with the Transactions, certain Target Shareholders received shares of Class A Common Stock and certain Target Shareholders received shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), as part of Paired Interests (as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect upon the closing of the Transactions (as it may be amended, restated or otherwise modified from time to time, the “Company Charter”));

WHEREAS, on the date hereof, the GS Equity Investor and certain other investors (such other investors, collectively, the “Other PIPE Investors”) purchased 90,000,000 shares of the Company’s Class A Common Stock in a transaction exempt from registration under the Securities Act (the “PIPE Shares”);

WHEREAS, on the date hereof, the GS Equity Investor purchased [●] shares of the Company’s Class A Common Stock in a transaction exempt from registration under the Securities Act (the “Backstop Shares”);

WHEREAS, on the date hereof, the GS Equity Investor purchased [●] shares of the Company’s Class A Common Stock from certain of the Charterhouse Holders and Target Shareholders (the “Option Shares”);

WHEREAS, pursuant to Section 5.6 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the GS Founder Share Members constituted a majority-in-interest of the Registrable Securities under the Existing Registration Rights Agreement, and the Company and the GS Founder Share Members each desire to amend and restate the Existing Registration Rights Agreement, in order to provide the Holders with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 6.10.

“Additional Holder Common Stock” shall have the meaning given in Section 6.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean with respect to a specified person, each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in the Company or holding of Common Stock (or securities convertible, exercisable or exchangeable for shares of Common Stock). As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” shall have the meaning given in the Preamble.

“Backstop Shares” shall have the meaning given in the Recitals hereto.

“Block Trade” shall have the meaning given in Section 2.4.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of the Company.

“Charterhouse Demand Lock-up Period” shall have the meaning given in Section 2.1.1.

“Charterhouse Demand Period” shall have the meaning given in Section 2.1.1.

“Charterhouse Demand Right” shall have the meaning given in Section 2.1.1.

“Charterhouse Director” means the Charterhouse Director (as defined in the Charterhouse Director Nomination Agreement).

“Charterhouse Director Nomination Agreement” shall mean that certain Director Nomination Agreement, dated as of the date hereof and as may be amended, restated or otherwise modified from time to time, by and among the Company and the Charterhouse Holders.

“Charterhouse Holders” shall have the meaning given in the Recitals hereto.

“Charterhouse Lock-up Period” shall mean, with respect to any shares of Common Stock received by the Charterhouse Holders pursuant to the Business Combination Agreement (the “Charterhouse Lock-up Securities”), the period ending on the 181st day after the Closing Date; provided, that any Charterhouse Lock-up Securities Transferred to the GS Equity Investor pursuant to the Option Agreement (as defined in the Business Combination Agreement) shall not be subject to the Charterhouse Lock-up Period.

“Charterhouse Lock-up Securities” shall have the meaning set forth in the definition of Charterhouse Lock-up Period.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off and reorganization or similar transaction.

“Company Charter” shall have the meaning given in the Recitals hereto.

“Demand Registration” shall have the meaning given in Section 2.1.2.

“Demanding Holder” shall have the meaning given in Section 2.1.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Excluded Registration” shall mean a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan (including any Form S-8), (ii) on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt, warrants, units or other securities that are convertible into, or exchangeable or exercisable for, equity securities of the Company (or for equity securities issued upon conversion, exchange or exercise of such debt, warrants, units or other securities), (iv) for a dividend reinvestment plan, (v) for the resale of securities issued in connection with a reorganization, merger, acquisition or similar transaction, (vi) in connection with a Charterhouse Demand Right or (vii) in connection with any Demand Registration1 or Block Trade.

[1]	Note to Weil: Demand Registration has its own piggyback mechanism.

“Filing Date” shall have the meaning given in Section 2.3.1.

“Form S-1 Shelf” shall have the meaning given in Section 2.3.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.3.1.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Class A Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares, the period ending on the earlier of (A) one year after the Closing Date and (B) following the Closing Date, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

“GS Director” means one of the SPAC Sponsor Directors (as defined in the GS Director Nomination Agreement).

“GS Director Nomination Agreement” shall mean that certain Director Nomination Agreement, dated as of the date hereof and as may be amended, restated or otherwise modified from time to time, by and among the Company and the GS Sponsor Member.

“GS Employee Vehicle” shall have the meaning given in the Preamble.

“GS Equity Investor” shall have the meaning given in the Preamble.

“GS Founder Share Members” shall have the meaning given in the Preamble.

“GS Holders” means the GS Founder Share Members and the GS Equity Investor.

“GS Sponsor Member” shall have the meaning given in the Preamble.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

“Insider Letter” shall mean that certain amended and restated letter agreement, dated as of the date hereof, by and among the Company, the GS Founder Share Members and each of the other parties thereto.

“Joinder” shall have the meaning given in Section 6.2.6.

“Joining Seller” shall have the meaning given in the Recitals hereto.

“Lock-up Period” shall mean, as applicable, (i) the Founder Shares Lock-up Period, (ii) the Sponsor Warrant Lock-up Period, (iii) the PIPE Shares Lock-up Period, (iv) the Target Shareholder Lock-up Period, (v) the Charterhouse Demand Lock-up Period, and (vi) the Charterhouse Lock-up Period.

“Maximum Number of Securities” shall have the meaning given in Section 2.6.

“Mirion” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Option Shares” shall have the meaning given in the Recitals hereto.

“Other PIPE Investors” shall have the meaning given in the Recitals hereto.

“Other PIPE Investors Subscription Agreements” shall mean the respective Subscription Agreements, each dated as of June 17, 2021, by and between the Company and the Other PIPE Investors.

“Paired Interest” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean:

(A) with respect to the GS Founder Share Members and their respective Permitted Transferees, any person or entity to whom the GS Founder Share Members are permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period or Sponsor Warrants Lock-up Period, as the case may be, pursuant to and in accordance with the Insider Letter and any other applicable agreement between such GS Founder Share Member and/or their respective Permitted Transferees and the Company and to any transferee thereafter;

(B) with respect to the GS Equity Investor and its Permitted Transferees, any employees, investor partners or clients of the GS Equity Investor or its Affiliates, who, for the avoidance of doubt, shall not be subject to any Lock-up Period upon a valid transfer of Registrable Securities; and

(C) with respect to the Target Shareholders and their respective Permitted Transferees, any transferee permitted under clauses (i) through (viii) of Section 5.1(b).

“Piggyback-Eligible Holder” shall mean, as of the applicable time, a Holder owning, collectively with its Affiliates, at least 100,000 shares of Common Stock (as such number may be adjusted for stock splits, combinations, recapitalizations, stock dividends or similar transactions that effect a change in the number of outstanding shares of the Company).

“Piggyback Registration” shall have the meaning given in Section 2.2.

“PIPE Shares” shall have the meaning given in the Recitals hereto.

“PIPE Shares Lock-up Period” shall mean, with respect to the PIPE Shares held by the GS Equity Investor and its Affiliates (excluding Permitted Transferees), the period ending 180 days after the Closing Date. For the avoidance of doubt, any PIPE Shares distributed by the GS Equity Investor or its Affiliates to their respective Permitted Transferees shall not be subject to the PIPE Shares Lock-up Period.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any shares of Class A Common Stock either outstanding or underlying warrants to purchase shares of Class A Common Stock held by a Holder immediately following the Closing (including any securities distributable pursuant to the Business Combination Agreement and any PIPE Shares), (b) shares of Class A Common Stock issued or issuable upon the exchange of any Paired Interests held by a Holder immediately following the Closing (including any Paired Interests distributable pursuant to the Business Combination Agreement), (c) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any equity security) of the Company acquired by any Charterhouse Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are considered to be held by such Charterhouse Holder as an “affiliate” (as defined in Rule 144) of the Company, (d) any Additional Holder Common Stock and (e) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b), (c) or (d) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of:

(i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder;

(ii) (A) such securities shall have been otherwise transferred, (B) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (C) subsequent public distribution of such securities shall not require registration under the Securities Act; provided, that this clause (ii) shall not apply to securities held by Permitted Transferees to the extent subsequent distribution of such securities by such Permitted Transferees requires registration under the Securities Act;

(iii) such securities shall have ceased to be outstanding;

(iv) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 or Rule 145 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission);

(v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or

(vi) in the case of Registrable Securities included under clause (c) of the definition thereof, such securities may be sold pursuant to Section 4(a)(1) of the Securities Act or Rule 144 or Rule 145 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) without any volume, current public information or manner of sale restrictions.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, excluding Selling Expenses, and including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Class A Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and

(F) reasonable and documented fees and expenses of one (1) legal counsel selected by a majority-of-interest of Holders participating in such Registration or Underwritten Offering (this clause (F), “Holder Counsel Expenses”).

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.2.

“Requisite Percentage” shall mean (a) with respect to each of the GS Founder Share Members, at least 100,000 of the shares of Common Stock directly held by such GS Founder Share Member immediately following the Closing Date and (b) with respect to the Charterhouse Holders, at least 100,000 of the shares of Common Stock received by the Charterhouse Holders in the aggregate in connection with the Transactions so long as such shares of Common Stock remain Registrable Securities.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for Holder Counsel Expenses.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor Underwriter Lock-up Period” shall mean a period of time no less than 45 days and no longer than 90 days beginning on the date of the pricing of an underwritten offering pursuant to the Charterhouse Holders’ exercise of its first demand right pursuant to Section 2.1.1, which period shall be equal to the length of the lock-up period of the Charterhouse Holders with the underwriters of such underwritten offering.

“Sponsor Warrant Lock-up Period” shall mean, with respect to Sponsor Warrants and any of the Class A Common Stock issued or issuable upon the exercise or conversion of the Sponsor Warrants that are held by the initial purchasers of such Sponsor Warrants or their Permitted Transferees, the period ending 30 days after the Closing Date.

“Sponsor Warrants” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.3.2.

“Supporting Company Holders” shall have the meaning given in the Recitals hereto.

“Target Shareholder” shall have the meaning given in the Recitals hereto.

“Target Shareholder Lockup” shall have the meaning given in Section 5.1.

“Target Shareholder Lock-up Period” shall have the meaning given in Section 5.1.

“Target Shareholder Lock-up Securities” shall have the meaning given in Section 5.1.

“Transactions” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.3.4.

ARTICLE II

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Charterhouse Demand Registration. The Charterhouse Holders will have the exclusive right (the “Charterhouse Demand Right”) for a 90-day period following expiration of the Charterhouse Lock-up Period (the “Charterhouse Demand Period”) to exercise a single demand right and for which Piggyback Registration rights shall not be applicable; provided, for the avoidance of doubt, the Charterhouse Holders can determine, in their sole discretion, to include other stockholders in such Registration. During the Charterhouse Lock-up Period and the Charterhouse Demand Period (or such earlier period ending the date of the expiration of the Sponsor Underwriter Lock-up Period if an Underwritten Offering pursuant to the Charterhouse Demand Right closes) (the “Charterhouse Demand Lock-up Period”), (a) the GS Founder Share Members shall not Transfer any shares of Common Stock (other than to their Permitted Transferees) or request a Demand Registration and (b) the GS Equity Investor and its Affiliates shall not Transfer any PIPE Shares, Backstop Shares or Option Shares (other than any such shares distributed to the GS Equity Investor’s Permitted Transferees) or request a Demand Registration (in each case of clauses (a) and (b), whether as part of a Shelf Registration, an unregistered transaction or otherwise); provided that such period shall be extended for any day during which the Registration Statement is not effective or sales pursuant to the Registration Statement are suspended. The GS Founder Share Members, the GS Founder Share Members’ Permitted Transferees, the GS Equity Investor and each Holder that is an executive officer or director of the Company or the beneficial owner of more than five percent (5%) of the outstanding shares of Class

A Common Stock, shall, if requested by the Underwriters, execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary “mfn” release provisions) in favor of the managing Underwriters not to, Transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or exercise any demand or piggyback rights hereunder, during the Sponsor Underwriter Lock-up Period, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree.

2.1.2 Request for Registration. Subject to the provisions of Sections 2.1.1, 2.8 and 2.9 hereof, at any time and from time to time on or after the date the Charterhouse Demand Period ends, (i) the Charterhouse Holders, (ii) the GS Holders or (iii) the Holders of at least thirty percent (30%) in interest of the then outstanding number of Registrable Securities (any of (i), (ii) or (iii), the “Demanding Holders”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended methods of distribution thereof (such written demand, a “Demand Registration”); provided that no shares that are subject to a Lock-Up Period at the time that the Registration Statement that is subject to such Demand Registration is required to be filed may be included in such Demand Registration or counted towards such 30% in interest of the Demanding Holders. The Company shall, within 10 days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within 5 days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder to the Company, such Requesting Holder shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as reasonably practicable, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration, including by using commercially reasonable efforts to file a Registration Statement relating thereto as soon as reasonably practicable, but not more than 45 days immediately after the Company’s receipt of the Demand Registration; provided the Company shall not be required to file such Registration Statement (or an amendment thereto) during any period for which it has not yet filed financial statements with the Commission that would be required to be included in such Registration Statement and the due date for filing of such financial statements under the rules and regulations of the Commission has not yet elapsed.

2.1.3 Effective Registration. Notwithstanding the provisions of Section 2.1.2 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration hereunder unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has materially complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the

Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2 Piggyback Registration. If the Company or any Holder proposes to conduct a registered offering of equity securities (whether for its account or for the account of one more of its stockholders) other than an Excluded Registration, then the Company shall give written notice of such proposed filing to all of the Piggyback-Eligible Holders at such time as soon as reasonably practicable but not less than ten business days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended methods of distribution and the name of the proposed managing Underwriters, if any, in such offering, and (B) offer to all of the Piggyback-Eligible Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Piggyback-Eligible Holders may request in writing within five business days after receipt of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 2.7, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Piggyback-Eligible Holders pursuant to this Section 2.2 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended methods of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriters selected for such Underwritten Offering. For purposes of clarity, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown.

2.3 Shelf Registrations.

2.3.1 Filing. The Company shall use commercially reasonable efforts to file a Registration Statement with the Commission for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), since it will be ineligible to use a Form S-3 (the “Form S-3 Shelf” and, together with a “Form S-1 Shelf”, a “Shelf”) as soon as reasonably practicable but no later than 30 calendar days following the Closing Date (the “Filing Date”), covering the resale of all Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as reasonably practicable after the filing thereof and no later than the earlier of (x) the 90th calendar day following the Filing Date if the Commission notifies the Company that it will “review” the Shelf and (y) the 10th business day after the date the Company is notified in writing by the Commission that such Shelf will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. The Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as reasonably practicable after the Company is eligible to use Form S-3.

2.3.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.3.3 Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of the Charterhouse Holders or the GS Founder Share Members, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration and cause the same to become effective as soon as reasonably practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Charterhouse Holders and the GS Founder Share Members.

2.3.4 Requests for Underwritten Shelf Takedowns. Subject to Section 2.4, at any time and from time to time when an effective Form S-3 Shelf is on file with the Commission, the Demanding Holders may request to sell all or any portion of such Demanding Holders’ Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”). All requests for Underwritten Shelf Takedowns (other than Block Trades) shall be made by giving written notice to the Company at least fifteen business days prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder within 5 business days of receipt of a notice of such Underwritten Shelf Takedown pursuant to written contractual Piggyback Registration rights of such holder (including those set forth herein).

2.4 Block Trades. If the Charterhouse Holders, the GS Founder Share Members or the GS Equity Investor wish to consummate an overnight block trade (on either an SEC-registered or non-registered basis, a “Block Trade”), then notwithstanding the time periods and piggyback rights otherwise provided herein, such Holder shall, if it would like the assistance of the Company, endeavor to give the Company sufficient advance notice in order to prepare the appropriate documentation for such transaction; provided the Company shall have no obligations under this Section 2.4 if the proposed aggregate offering amount of the Block Trade is less than $40 million. If requesting an SEC-registered Block Trade requiring the Company to file a prospectus or prospectus supplement, the applicable Holders (1) shall give the Company written notice of the transaction and the anticipated launch date of the transaction at least three (3) business days prior to the anticipated launch date of the transaction, (2) the Company shall be required to only notify the Charterhouse Holders, the GS Founder Share Members and the GS Equity Investor of the transaction and none of the other Holders; provided, however, that the Charterhouse Holders, the GS Founder Share Members and the GS Equity Investor may each determine, in its discretion, to notify other Holders, (3) the Charterhouse Holders, the GS Founder Share Members and the GS Equity Investor, and any other Holders that have been notified of the Block Trade pursuant to the foregoing clause (2), shall have one (1) business day prior to the launch of the transaction to determine if they wish to participate in the Block Trade and (4) the Company shall include in the Block Trade only shares held by the Charterhouse Holders, the GS Founder Share Members, the GS Equity Investor or any other Holders participating pursuant to the foregoing clauses (2) and (3), subject to Section 2.6. This Section 2.4 shall not restrict a Holder from undertaking a Block Trade independently that is either non-registered or does not otherwise require Company assistance in filing a prospectus or prospectus supplement.

2.5 Underwritten Offering. The Demanding Holders holding a majority of the Registrable Securities included in a Demand Registration or Underwritten Shelf Takedown, or in the case of a Registration pursuant to a Charterhouse Demand Right, the Charterhouse Holders solely, may advise the Company that such Demand Registration or Underwritten Shelf Takedown shall be in the form of an Underwritten Offering and shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks) subject to the Company’s prior approval, which shall not be unreasonably withheld, conditioned or delayed. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.4 shall sell such Registrable Securities pursuant to the terms of an underwriting agreement in customary form with the Underwriters selected for such Underwritten Offering and execute such documents and certificates and cooperate with requirements of such underwriting agreement as may be reasonably requested in connection therewith, including providing any legal opinions customarily provided by selling stockholders in an Underwritten Offering.

2.6 Reduction of Underwritten Offering or Block Trade. If the managing Underwriter or Underwriters (or other sales agent) in an Underwritten Offering or Block Trade, in good faith, advise the Company and the participating Holders that the dollar amount or number of Registrable Securities exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering or Block Trade without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering or Block Trade, as follows:

(a) if the Underwritten Offering is pursuant to a Demand Registration, an Underwritten Shelf Takedown or Block Trade, the Registrable Securities of the Holders that can be sold without exceeding the Maximum Number of Securities, determined pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering; and

(b) if the Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (i) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities, and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2 hereof determined pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering; provided that the Registrable Securities of the Charterhouse Holders shall not be reduced below the amount that is included pursuant to clause (i) less the Maximum Number of Securities unless they are the only Holders participating in such Underwritten Offering.

2.7 Registration Withdrawal. Any Holder participating in a Registration has the right to withdraw from a Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to: (i) the effectiveness of the Registration Statement filed with the Commission with respect to the Registration or (ii) in the case of an Underwritten Shelf Takedown, the public announcement thereof.

2.8 Restrictions on Registration Rights. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect, or to take any action to effect, any Registration or Underwritten Offering pursuant to Article II if:

(a) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1.2, it continues to actively employ, in good faith, its commercially reasonable efforts to cause the applicable Registration Statement to become effective;

(b) the Holders have requested an Underwritten Offering and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer;

(c) in the case of a Demand Registration, the Registrable Securities to be included therein have a gross aggregate offering price of less than $100 million;

(d) in the case of an Underwritten Shelf Takedown, the Registrable Securities to be included therein have a gross aggregate offering price of less than $50 million;

(e) the Company has effected at least four (4) Demand Registrations, Underwritten Shelf Takedowns or Underwritten Offerings (excluding Piggyback Registrations), each resulting in a consummated offering, in the twelve (12) month period immediately preceding the date of a request for such Registration; provided this clause (e) shall not apply to non-registered Block Trades or Block Trades in which the Company does not need to file a prospectus or prospectus supplement;

(f) any Registration Statement is suspended pursuant to Section 3.4; or

(g) in the good faith judgment of the Board, such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board, the Chief Executive Officer (or a Co-Chief Executive Officer, if applicable), the President or the Secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement; provided in the case of this clause (g), the Company shall only have the right to defer such filing for a period of not more than 90 days and not more than once in any 12-month period.

Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to effect or permit any Registration or cause any Registration Statement to become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of any Lock-up Period applicable to such Registrable Securities.

2.9 Market Stand-off. In connection with any Underwritten Offering of Common Stock pursuant to this Agreement, if requested by the Underwriters managing the offering, each Holder that is an executive officer or director of the Company or the beneficial owner of more than five percent (5%) of the outstanding shares of Class A Common Stock and any other Holder reasonably requested by the managing Underwriter (including any Holder selling securities in such Underwritten Offering), agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary “mfn” release provisions) in favor of the managing Underwriters not to, Transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than those included in such offering) or exercise any demand or piggyback rights hereunder, during the ninety (90) day period (or such shorter time agreed to by the managing Underwriters (but in no event less than 45 days)) beginning on the date of pricing such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with any Registration, whether pursuant to the filing of a new Registration Statement, effecting an Underwritten Shelf Takedown or effecting an underwritten Block Trade, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible (without limiting the generality of the Company’s obligations pursuant to Section 2.3):

3.1.1 prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement, the GS Founder Share Members or the Charterhouse Holders (provided that such GS Founder Share Members and/or the Charterhouse Holders, as applicable, hold at least some of the Registrable Securities registered on such Registration Statement or are named in the Registration Statement) or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which such class of Registrable Security issued by the Company is then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least two business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives and Underwriters agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 in connection with a Registration that is an Underwritten Offering, request the Company’s independent registered public accountants to provide an accountants’ “comfort letter,” in customary form and covering such matters of the type customarily covered by accountants’ “comfort” letters;

3.1.12 in connection with a Registration that is an Underwritten Offering, obtain an opinion and a negative assurance letter of counsel representing the Company for the purposes of such Registration covering customary legal matters with respect to the Registration in respect of which such opinion is being given;

3.1.13 enter into and perform its obligations under an underwriting agreement or distribution agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14 with respect to an Underwritten Offering, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.15 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders and the broker, placement agent or sales agent, if any, and the Underwriter, if any, as applicable; and

3.1.16 upon the reasonable request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Class A Common Stock restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been or will imminently be sold on a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof shares of Class A Common Stock without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such shares of Class A Common Stock, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s shares of Class A Common Stock transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by each Holder that, with respect to such Holder’s Registrable Securities being sold, all Selling Expenses of such Holder will be borne by such Holder.

3.3 Requirements for Participation in Registration Statement in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest reasonable period of time; provided, however, the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall furnish to any Holder, so long as the Holder owns any Registrable Securities: (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the time period contemplated by Rule 144(i)(2)), the Securities Act and the Exchange Act; and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in the Holder Information so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP AGREEMENT

5.1 Target Shareholder Lock-Up Agreement.

(a) Each Target Shareholder agrees not to Transfer any shares of Common Stock or Paired Interests received by him, her or it pursuant to the Business Combination Agreement (the “Target Shareholder Lock-up Securities”) from the date hereof until, and including, the 180th day after the Closing Date (the “Target Shareholder Lock-up Period”), subject to Section 5.1(b) (the “Target Shareholder Lockup”).

(b) Notwithstanding Section 5.1(a), a Target Shareholder may Transfer Target Shareholder Lock-up Securities:

(i) by will, other testamentary document or intestacy;

(ii) as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes;

(iii) to any trust for the direct or indirect benefit of the Target Shareholder or the immediate family of the Target Shareholder, or if the Target Shareholder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(iv) to a partnership, limited liability company or other entity of which such Target Shareholder and the immediate family of such Target Shareholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v) if the Target Shareholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such Target Shareholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Target Shareholder or affiliates of such Target Shareholder (including, for the avoidance of doubt, where such Target Shareholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of such Target Shareholder;

(vi) to a nominee or custodian of any person or entity to whom a Transfer would be permissible under clauses (i) through (v) above;

(vii) in the case of an individual, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or related court order;

(viii) with the prior written consent of the Board (subject to the determination of the Board in its sole discretion at any time); provided such consent must be approved by each of the Charterhouse Director (unless waived by the Charterhouse Holders) and the GS Directors (unless waived by the GS Sponsor Member);

(ix) from an employee or a director of, or a service provider to, the Company or any of its subsidiaries upon the death, disability or termination of employment or services, in each case, of such person;

(x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of shares of the Company’s capital stock involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Target Shareholder Lock-up Securities shall remain subject to the Target Shareholder Lockup; and

(xi) to the GS Equity Investor pursuant to the Option Agreement (as defined in the Business Combination Agreement);

provided that:

(x) in the case of any Transfer of Target Shareholder Lock-up Securities pursuant to clauses (i) through (vi), (1) such Transfer shall not involve a disposition for value; (2) the Target Shareholder Lock-up Securities shall remain subject to the Target Shareholder Lockup and the transferee shall sign a Joinder before such Transfer is effective; (3) any required public report or filing (including filings under Section 16(a) of the Exchange Act), shall disclose the nature of such Transfer and that the Target Shareholder Lock-up Securities remain subject to the Target Shareholder Lockup; and (4) there shall be no voluntary public disclosure or other announcement of such Transfer; and

(y) a Target Shareholder may enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Target Shareholder Lock-up Period so long as no Transfers are effected under such trading plan prior to the expiration of the Target Shareholder Lock-up Period and no voluntary public disclosure or announcement of such plan is made.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notice or communication under this Agreement must be in writing and given by mail, hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

Any notice or communication under this Agreement must be addressed:

if to the Company, to:

Mirion Technologies, Inc.

1218 Menlo Drive

Atlanta, GA 30318

Attention: General Counsel

Email: elee@mirion.com; legal@mirion.com

with a copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real Ste. 100

Menlo Park, California 94025

Attention: Alan F. Denenberg, Stephen Salmon, Bryan M. Quinn

E-mail: alan.denenberg@davispolk.com; stephen.salmon@davispolk.com; bryan.quinn@davispolk.com if to the Charterhouse Holders, to:

The Charterhouse Holders

6th Floor, Belgrave House, 76 Buckingham Palace Road

London, SW1W 9TQ, United Kingdom

Attention: Christopher Warren, Thomas Patrick

E-mail: chris.warren@charterhouse.co.uk; tom.patrick@charterhouse.co.uk with copies (which copies shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, New York 10019

Attention: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

Freshfields Bruckhaus Deringer LLP

9 avenue de Messin

75008 Paris, France

Attention: Yann Gozal

E-mail: yann.gozal@freshfields.com

Freshfields Bruckhaus Deringer LLP

100 Bishopsgate

London EC2P 2SR, United Kingdom

Attention: Charles Hayes

E-mail: charles.hayes@freshfields.com

if to the GS Founder Share Members or the GS Equity Investor, to:

GS Sponsor II LLC, GS Acquisition Holdings II Employee Participation LLC, and GSAM Holdings LLC

200 West Street

New York, New York 10282

Attention: Thomas R. Knott, David S. Plutzer

E-mail: tom.knott@gs.com; david.plutzer@gs.com

with copies (which copies shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello, Brian Parness

E-mail: michael.aiello@weil.com; brian.parness@weil.com

and, if to any other Holder, at such Holder’s address as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 30 days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2 Subject to Section 6.2.4 and Section 6.2.6, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and Permitted Transferees.

6.2.3 For the avoidance of doubt, each of the GS Equity Investor or the Charterhouse Holders may assign its rights, duties and obligations under this Agreement to its Permitted Transferees and such Permitted Transferees shall, following the execution of a Joinder (as defined below) and effective upon such distribution, become a Holder hereunder, and the Registrable Securities which such Permitted Transferee receives in such distribution shall remain Registrable Securities until they cease to be Registrable Securities in accordance with the definition thereof.

6.2.4 Prior to the expiration of the applicable Lock-up Period, no Holder who is subject to a Lock-up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee and in accordance with the provisions of the agreement providing for such Lock-up Period and this Section 6.2; provided, that, with respect to each GS Founder Share Member and Charterhouse Holder, the rights, duties and obligations hereunder that are personal to such GS Founder Share Member and such Charterhouse Holder, as applicable, and may not be assigned or delegated in whole or in part, except that (x) a GS Founder Share Member shall be permitted to assign or delegate its rights, duties and obligations hereunder to one or more Affiliates of such GS Founder Share Member (it being understood that no such assignment or delegation shall reduce any rights, duties or obligations of such GS Founder Share Member or such transferees) and (y) a Charterhouse Holder shall be permitted to assign or delegate its rights, duties and obligations hereunder to one or more Affiliates of such Charterhouse Holder (it being understood that no such assignment or delegation shall reduce any rights, duties or obligations of such Charterhouse Holder or such transferees).

6.2.5 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2.

6.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 and (ii) an executed joinder to this Agreement from such successor or permitted assignee in the form of Exhibit A attached hereto (a “Joinder”). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (2) SUBJECT TO APPLICABLE LAW, THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

6.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the GS Founder Share Members (provided that the GS Founder Share Members or their Permitted Transferees hold, in the aggregate, the applicable Requisite Percentage) and/or the Charterhouse Holders (provided that the Charterhouse Holders or their Permitted Transferees hold, in the aggregate, the applicable Requisite Percentage); provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. For the avoidance of doubt, a waiver pursuant to the first sentence of this Section 6.6 may waive piggyback rights for all Holders pursuant to Section 2.2 so long as no Holders participate in an offering for which such piggyback rights would be applicable.

6.7 Other Registration Rights. Other than (i) the Other PIPE Investors who have registration rights with respect to their PIPE Shares pursuant to their Other PIPE Investors Subscription Agreements, (ii) as provided in that certain Warrant Agreement, dated June 29, 2020, between the Company and Continental Stock Transfer & Trust Company and (iii) as provided in the Warrant Purchase Agreement, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person.

6.8 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities; provided, however, the provisions of Article IV, Article V and this Article VI shall survive any termination.

6.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

6.10 Additional Holder; Joinder. In addition to persons or entities who may become Holders pursuant to Section 6.2 hereof, subject to the prior written consent of the GS Founder Share Members and the Charterhouse Holders so long as, with respect to each of such parties, the GS Founder Share Members and their Permitted Transferees and the Charterhouse Holders and their Permitted Transferees hold, in the aggregate, the applicable Requisite Percentage, the Company may make any person or entity who acquires shares of Class A Common Stock or rights to acquire shares of Class A Common Stock after the date hereof a party to this Agreement (each such person, an “Additional Holder”) by obtaining an executed Joinder from such Additional Holder in the form of Exhibit A attached hereto. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the shares of Class A Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein, and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

MIRION TECHNOLOGIES, INC.
a Delaware corporation

By:
Name:
Title:

[Signature Page to A&R Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

GS SPONSOR II LLC

By:	GSAM HOLDINGS LLC, as sole manager

By:
Name: Tom Knott
Title: Authorized Signatory

GS ACQUISITION HOLDINGS II EMPLOYEE PARTICIPATION LLC

By:	GSAM Gen-Par, L.L.C., its manager

By:
Name: Raanan A. Agus
Title: Vice President

[Signature Page to A&R Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SELLERS:

[●]

[Signature Page to A&R Registration Rights Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [●], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), by and among Mirion Technologies, Inc., a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock (including any shares of Class A Common Stock issuable from the exchange of Paired Interests) shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

[For Permitted Transferees of the GS Equity Investor executing this Joinder pursuant to Section 6.2 of the Registration Rights Agreement include the following:

Notwithstanding anything herein or the Registration Rights Agreement to the contrary, this Joinder will become effective only upon the distribution by the GS Equity Investor of PIPE Shares to the undersigned.]

Accordingly, the undersigned has executed and delivered this Joinder as of the ___day of ______________, 20__.

Signature of Stockholder

Print Name of Stockholder
By:
Its:

Address:

[Signature Page to A&R Registration Rights Agreement]